                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES


Name                                                   Jurisdiction of Formation
----                                                   -------------------------

NCO Financial Systems, Inc.                                    Pennsylvania
NCO Funding, Inc.                                              Delaware
NCO Financial Services, Inc.                                   Canada
FCA Funding, Inc.                                              Delaware
NCO Portfolio Management, Inc. *                               Delaware
NCOP Capital Resource, LLC                                     Nevada
Compass International Services Corporation                     Delaware
NCO Europe, Ltd.                                               United Kingdom
NCO Financial Systems of Puerto Rico, Inc.                     Puerto Rico
JDR Holdings, Inc.                                             Delaware
NCO Holdings, Inc.                                             Delaware
NCO Group International, Inc.                                  Delaware
NCO Financial Services (Barbados) SRL                          Barbados
NCO Customer Management, Inc.                                  Pennsylvania
RMH Teleservices Asia Pacific, Inc.                            Delaware
NCO Customer Management, Ltd.                                  Canada
NCOCRM Funding, Inc.                                           Delaware
Risk Management Alternatives International Corp. Canada        Canada
Horsham Aviation LLC                                           Delaware


     *Owns 100 percent of 26 subsidiaries and 50 percent of 11 subsidiaries operating in the United States engaged in the ownership of delinquent receivables.

Note: This table does not include any subsidiary that is not required to be listed pursuant to Item 601 (b) of Regulation S-K.